Exhibit 5.1
(269) 337-7700 Fax: (269) 337-7701 www.honigman.com

January 24, 2018

Gemphire Therapeutics Inc.

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Gemphire Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) a maximum of 646,937 shares (the “2015 Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) and (b) a maximum of 150,000 shares (the “2016 ESPP Shares” and, together with the 2015 Plan Shares, the “Shares”) of the Common Stock reserved for issuance under the Company’s 2016 Employee Stock Purchase Plan (the “2016 ESPP” and, together with the 2015 Plan, the “Plans”).

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that (i) the Shares to be offered by the Company under the respective Plans pursuant to the Registration Statement are duly authorized, and (ii) when issued and sold by the Company in accordance with the respective Plans and the awards thereunder, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

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